                                                                    EXHIBIT 10.1

================================================================================

                                  $50,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT


                                     AMONG


                                LUIGINO'S, INC.,

                                  as Borrower,

                           THE LENDERS NAMED HEREIN,


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    as Agent



                                  DATED AS OF

                                February 4, 1999


================================================================================

                                  Arranged By

                      FIRST CHICAGO CAPITAL MARKETS, INC.
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                               TABLE OF CONTENTS

ARTICLE I     DEFINITIONS ................................................. 1

ARTICLE II    THE CREDITS .................................................16
        2.1.  Advances ....................................................16
        2.2.  Ratable Loans ...............................................17
        2.3.  Types of Advances ...........................................17
        2.4.  Commitment Fee; Reductions in Aggregate Commitment ..........17
        2.5.  Minimum Amount of Each Advance ..............................18
        2.6.  Optional Principal Payments .................................18
        2.7.  Mandatory Commitment Reductions .............................18
        2.8.  Method of Selecting Types and Interest Periods for
              New Advances ................................................18
        2.9.  Conversion and Continuation of Outstanding Advances .........19
       2.10.  Changes in Interest Rate, etc. ..............................19
       2.11.  Rates Applicable After Default ..............................20
       2.12.  Method of Payment ...........................................20
       2.13.  Notes; Telephonic Notices ...................................20
       2.14.  Interest Payment Dates; Interest and Fee Basis ..............20
       2.15.  Notification of Advances, Interest Rates,
              Prepayments, Commitment Reductions and Issuance Requests ....21
       2.16.  Lending Installations .......................................21
       2.17.  Non-Receipt of Funds by the Agent ...........................21
       2.18.  Taxes .......................................................22
       2.19.  Agent's Fees ................................................23
       2.20.  Facility Letters of Credit ..................................23
              2.20.1  Issuance of Facility Letters of Credit ..............23
              2.20.2  Participating Interests .............................23
              2.20.3  Facility Letter of Credit Reimbursement
                      Obligations .........................................24
              2.20.4  Procedure for Issuance ..............................25
              2.20.5  Nature of the Lenders' Obligations ..................26
              2.20.6  Facility Letter of Credit Fees ......................26
              2.20.7  Effectiveness of Existing Letters of Credit .........27

ARTICLE III   CHANGE IN CIRCUMSTANCES .....................................27
        3.1.  Yield Protection ............................................27
        3.2.  Changes in Capital Adequacy Regulations .....................28
        3.3.  Availability of Types of Advances ...........................28
        3.4.  Funding Indemnification .....................................28
        3.5.  Lender Statements; Survival of Indemnity ....................29
        3.6.  Substitution of Lenders .....................................29

ARTICLE IV    CONDITIONS PRECEDENT ........................................29
        4.1.  Effectiveness of This Agreement .............................29
        4.2.  Each Future Advance and Facility Letter of Credit ...........31

ARTICLE V     REPRESENTATIONS AND WARRANTIES ..............................32
        5.1.  Corporate Existence and Standing ............................32
        5.2.  Authorization and Validity ..................................32
        5.3.  Compliance with Laws and Contracts ..........................32
        5.4.  Governmental Consents .......................................33
        5.5.  Financial Statements ........................................33
        5.6.  Material Adverse Change .....................................33
        5.7.  Taxes .......................................................33
        5.8.  Litigation and Contingent Obligations .......................34
        5.9.  Capitalization ..............................................34
       5.10.  ERISA .......................................................34
       5.11.  Defaults ....................................................34
       5.12.  Federal Reserve Regulations .................................34
       5.13.  Investment Company; Public Utility Holding Company ..........35
       5.14.  Certain Fees ................................................35
       5.15.  Solvency ....................................................35
       5.16.  Ownership of Properties .....................................35
       5.17.  Security ....................................................35
       5.18.  Indebtedness ................................................36
       5.19.  Employee Controversies ......................................36
       5.20.  Material Agreements .........................................36
       5.21.  Environmental Laws ..........................................36
       5.22.  Insurance ...................................................37
       5.23.  Year 2000 ...................................................37
       5.24.  Subordinated Indebtedness ...................................37
       5.25.  Disclosure ..................................................37

ARTICLE VI    COVENANTS ...................................................38
        6.1.  Financial Reporting .........................................38
        6.2.  Use of Proceeds .............................................39
        6.3.  Notice of Default. ..........................................40
        6.4.  Conduct of Business .........................................40
        6.5.  Taxes .......................................................40
        6.6.  Insurance ...................................................40
        6.7.  Compliance with Laws ........................................40
        6.8.  Maintenance of Properties ...................................40
        6.9.  Inspection ..................................................40
       6.10.  Capital Stock and Dividends .................................41

       6.11.  Indebtedness ................................................41
       6.12.  Merger ......................................................42
       6.13.  Sale of Assets ..............................................42
       6.14.  Sale of Accounts ............................................42
       6.15.  Sale and Leaseback ..........................................42
       6.16.  Investments and Purchases ...................................42
       6.17.  Contingent Obligations ......................................43
       6.18.  Liens .......................................................43
       6.19.  Capital Expenditures ........................................44
       6.20.  Lease Rentals ...............................................45
       6.21.  Affiliates ..................................................45
       6.22.  Subordinated Indebtedness; Other Indebtedness ...............45
       6.23.  Year 2000 ...................................................45
       6.24.  Environmental Matters .......................................45
       6.25.  Change in Corporate Structure; Fiscal Year ..................46
       6.26.  Inconsistent Agreements .....................................46
       6.27.  Financial Covenants .........................................46
              6.27.1  Cash Flow Leverage Ratio ............................46
              6.27.2  Interest Coverage Ratio .............................46
              6.27.3  Fixed Charge Coverage Ratio .........................47
       6.28.  ERISA Compliance ............................................47
       6.29.  Other Matters ...............................................48
       6.30.  Subsidiary Guaranties and Personal Property Pledges .........48
       6.31.  Subsidiary Stock Pledge .....................................48

ARTICLE VII   DEFAULTS ....................................................48

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ..............51
        8.1.  Acceleration ................................................51
        8.2.  Amendments ..................................................51
        8.3.  Preservation of Rights ......................................52

ARTICLE IX    GENERAL PROVISIONS ..........................................52
        9.1.  Survival of Representations .................................52
        9.2.  Governmental Regulation .....................................52
        9.3.  Taxes52
        9.4.  Headings ....................................................53
        9.5.  Entire Agreement ............................................53
        9.6.  Several Obligations; Benefits of this Agreement .............53
        9.7.  Expenses; Indemnification ...................................53
        9.8.  Numbers of Documents ........................................54
        9.9.  Accounting ..................................................54
       9.10.  Severability of Provisions ..................................54

       9.11.  Nonliability of Lenders .....................................54
       9.12.  CHOICE OF LAW ...............................................54
       9.13.  CONSENT TO JURISDICTION .....................................55
       9.14.  WAIVER OF JURY TRIAL ........................................55
       9.15.  Disclosure ..................................................55
       9.16.  Counterparts ................................................55
       9.17.  Release of Stock Pledge .....................................55
       9.18.  Effect of Amendment and Restatement upon Security
              Documents ...................................................56

ARTICLE X     THE AGENT ...................................................56
       10.1.  Appointment .................................................56
       10.2.  Powers ......................................................56
       10.3.  General Immunity ............................................56
       10.4.  No Responsibility for Loans, Recitals, etc. .................56
       10.5.  Action on Instructions of Lenders ...........................57
       10.6.  Employment of Agents and Counsel ............................57
       10.7.  Reliance on Documents; Counsel ..............................57
       10.8.  Agent's Reimbursement and Indemnification ...................57
       10.9.  Notice of Default ...........................................57
      10.10.  Rights as a Lender ..........................................58
      10.11.  Lender Credit Decision ......................................58
      10.12.  Successor Agent .............................................58

ARTICLE XI    SETOFF; RATABLE PAYMENTS ....................................59
       11.1.  Setoff ......................................................59
       11.2.  Ratable Payments ............................................59

ARTICLE XII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ...........59
       12.1.  Successors and Assigns ......................................59
       12.2.  Participations. .............................................60
              12.2.1. Permitted Participants; Effect ......................60
              12.2.2. Voting Rights .......................................60
              12.2.3. Benefit of Setoff ...................................60
       12.3.  Assignments .................................................60
              12.3.1. Permitted Assignments ...............................60
              12.3.2. Effect; Effective Date ..............................61
       12.4.  Dissemination of Information ................................61
       12.5.  Tax Treatment ...............................................61

ARTICLE XIII  NOTICES .....................................................61
       13.1.  Giving Notice ...............................................61
       13.2.  Change of Address ...........................................62

                                   EXHIBITS*

Exhibit A (Article I)         Note
Exhibit B (Section 6.1(c))    Compliance Certificate
Exhibit C (Section 12.3.1)    Assignment Agreement



                                   SCHEDULES*

Schedule 1.1        Margins and Percentages
Schedule 1.3        Inventory Locations
Schedule 2.20       Existing Letters of Credit
Schedule 5.3        Approvals and Consents
Schedule 5.8        Litigation and Material Contingent Obligations
Schedule 5.9        Capitalization and Capital Contributions
Schedule 5.10       ERISA
Schedule 5.16       Owned and Leased Properties
Schedule 5.18       Indebtedness
Schedule 5.21       Environmental Proceedings
Schedule 5.22       Insurance
Schedule 6.16       Investments
Schedule 6.18       Liens
Schedule 7.5        Exceptions to Defaults

*Filed without exhibits and schedules. Such exhibits and schedules will be filed with the Commission upon request.

                     AMENDED AND RESTATED CREDIT AGREEMENT


     This Amended and Restated Credit Agreement, dated as of February 4, 1999, is among LUIGINO'S, INC., a Minnesota corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent.


                                R E C I T A L S:

     A. The Borrower, the Agent and certain financial institutions have entered into that certain Credit Agreement, dated as of September 24, 1997 (as heretofore amended, the "Existing Credit Agreement"), pursuant to which the lenders party thereto agreed to make financial accommodations to the Borrower under term loan, revolving credit and letter of credit facilities, subject to certain restrictions set forth therein, in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding.

     B. The Borrower has requested that the Existing Credit Agreement be amended and restated in order to eliminate the term loan facilities, increase the revolving credit facility and make certain other changes to the Existing Credit Agreement.

     C. The Borrower, the Agent and the Lenders desire to amend and restate the Existing Credit Agreement to, among other things, accomplish such amendments.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree to amend and restate the Existing Credit Agreement as follows:


                                    ARTICLE I

                                  DEFINITIONS

     As used in this Agreement:

     "Accounts" means all present and future rights of the Borrower to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance.

     "Accounting Period" means the thirteen periods, each having a duration of either four or five weeks, into which the Borrower's fiscal year is divided.

     "Adjusted Net Income" means for any period, the Net Income of the Borrower for such period excluding therefrom non-operating gains and losses (including extraordinary or unusual gains and losses, gains and losses from discontinuance of operations, gains and losses arising from the sale of assets other than Inventory, and other non-recurring gains and losses) during such period.

     "ADP Compliance Certificate" is defined in Section 6.1(j).

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Adverse Event" means occurrence of any event that could reasonably be expected to have a Material Adverse Effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform the Borrower's obligations under the Loan Documents to which the Borrower is a party.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Available Commitment" means, at any time, (a) the Aggregate Commitment at such time less (b) the outstanding Facility Letter of Credit Obligations.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder.

     "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.27, such term shall mean generally accepted accounting principles as in effect on the Restatement Date, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Dividend Percentage" means, with respect to any fiscal year of the Borrower, the percentage determined in accordance with Schedule 1.1 computed by reference to the Cash Flow Leverage Ratio as of the end of such fiscal year.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in Schedule 1.1.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in Schedule 1.1.

     "Applicable Measurement Date" means the last day of each Accounting Period in the Borrower's fiscal year.

     "Arranger" means First Chicago Capital Markets, Inc. and its successors.

     "Article" means an Article of this Agreement unless another document is specifically referenced.

     "Asset Disposition" means (a) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and (b) the issue or sale by the Borrower or any of its Subsidiaries of Equity Interests of any of the Borrower's Subsidiaries, in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions. Notwithstanding the foregoing, neither (i) a transfer of assets by the Borrower to a Wholly-Owned Subsidiary or by a Wholly-Owned Subsidiary to the Borrower or to another Wholly-Owned Subsidiary nor (ii) an issuance of Equity Interests by a Wholly-Owned Subsidiary to the Borrower or to another Wholly-Owned Subsidiary will be deemed to be Asset Dispositions.

     "Authorized Officer" means any of the chief executive officer, president, or chief financial officer of the Borrower, acting singly.

     "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower" means Luigino's, Inc., a Minnesota corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made or a Facility Letter of Credit is issued or extended hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means any amount debited to the fixed asset account on the Borrower's balance sheet in respect of: (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds; and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with Agreement Accounting Principles).

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capital Stock" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Flow Leverage Ratio" means, at any Quarterly Measurement Date, the ratio of: (a) the sum at such time of the Borrower's interest bearing Indebtedness, Capitalized Lease Obligations and Contingent Obligations in respect of interest or non-interest bearing Indebtedness for money borrowed and Capitalized Lease Obligations; to (b) EBITDA for the Measurement Period ending on such date.

     "Change" is defined in Section 3.2.

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, (b) JFP, his estate and his immediate family shall cease to own at least 51% of the shares of all voting stock of the Borrower or shall cease to control the power to elect a majority of the Borrower's board of directors or shall cease to control the power to direct the Borrower's management and policies whether through the ownership of voting securities, by contract or otherwise, or (c) the occurrence of a "Change of Control" under the Senior Subordinated Indenture.

     "Closing Date" means September 24, 1997.

     "Closing Transactions" is defined in Section 4.1(d).

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means, collectively, the Property of the Borrower which is pledged, assigned or mortgaged to the Agent, for the benefit of the Lenders, pursuant to the Loan Documents.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Fee" is defined in Section 2.4.

     "Compliance Certificate" is defined in Section 6.1(c).

     "Condemnation" is defined in Section 7.8.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person (other than by endorsement of instruments for deposit or collection in the ordinary course of business), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

     "Default" means an event described in Article VII.

     "Dividend Availability Amount" means, at any time, an amount equal to (a) the sum, for all fiscal years (commencing with fiscal year 1997) of the Borrower which have been completed at such time and for which the Borrower has delivered to the Agent financial statements pursuant to Section 6.1(a) ("Completed Years"), of the Applicable Dividend Percentage for each Completed Year times the amount equal to (i) the Borrower's Net Income for such Completed Year minus (ii) the Tax Distributions actually paid by the Borrower with respect thereto to the shareholders of the Borrower for such Completed Year minus (b) the aggregate amount of all dividends declared or paid by the Borrower pursuant to Section 6.10(b)(iii) after the date hereof.

     "EBIT" means, for any Measurement Period, (a) the after-tax Adjusted Net Income of the Borrower for such Measurement Period; plus (b) the sum of the following amounts deducted in arriving at such Adjusted Net Income: (i) interest (including the interest portion of payments under Capitalized Leases); and (ii) federal (including, without limitation, U.S. and Canadian federal income taxes), state and local income taxes.

     "EBITDA" means, for any Measurement Period, (a) the after-tax Adjusted Net Income of the Borrower for such Measurement Period; plus (b) the sum of the following amounts deducted in arriving at such Adjusted Net Income: (i) interest (including the interest portion of payments under Capitalized Leases);
(ii) depreciation, amortization and other non-cash expenses (to the extent not included in clause (i) or (iii)); and (iii) federal (including, without limitation, U.S. and Canadian federal income taxes), state and local income taxes.

     "Environmental Permits" is defined in Section 5.21.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at the Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Existing Credit Agreement" is defined in the Recitals hereto.

     "Facility Letter of Credit" means a Letter of Credit issued pursuant to
Section 2.20.

     "Facility Letter of Credit Obligations" means as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Facility Letters of Credit.

     "Facility Letter of Credit Sublimit" means an aggregate amount of $5,000,000.

     "Facility Termination Date" means January 31, 2004.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in Section 5.5.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fixed Charge Coverage Ratio" means, at any Quarterly Measurement Date, the ratio of: (a) the sum of (i) EBITDA for the Measurement Period ending on such date; plus (ii) Operating Lease Payments made, or required to have been made, by the Borrower during such Measurement Period; minus (iii) Tax Distributions (without duplication for any amount subtracted under clause (iv) below) paid by the Borrower to its shareholders during such Measurement Period; minus (iv) the amount (without duplication for any amount subtracted under clause (iii) above) of any increase in the outstanding principal balance of the Shareholder Note on the last day of such Measurement Period from the first day of such Measurement Period, to (b) the sum of: (i) Interest Expense of the Borrower for such Measurement Period; plus (ii) Operating Lease Payments made, or required to have been made, by the Borrower during such Measurement Period; plus (iii) scheduled principal payments of Indebtedness made, or required to have been made, by the Borrower during such Measurement Period.

     "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day, plus (b) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Government Claim" means any rights to payment for goods sold or leased by the Borrower or for services rendered by the Borrower, whether or not earned by performance, together with all security interests or other security held by or granted to the Borrower to secure such rights to payment, which constitute a claim against the federal government, any state government or any instrumentality or agency of any of the foregoing.

     "Hazardous Materials" is defined in Section 5.21.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments,
(e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Facility Letter of Credit and the face amount of any other Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person. For the purpose hereof, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Intellectual Property Assignment" means that certain Intellectual Property Assignment, dated as of the date hereof, duly executed and delivered by the Borrower in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Interest Coverage Ratio", means at any Quarterly Measurement Date, the ratio of: (a) EBIT for the Measurement Period ending on such date; to (b) the Interest Expense of the Borrower for such Measurement Period.

     "Interest Expense" of a Person means the gross interest expense of such Person as determined in accordance with Agreement Accounting Principles.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Inventory" means all goods now or at any time hereafter owned by the Borrower and held for sale or lease, or furnished or to be furnished by the Borrower under contracts of service, or consumed in the Borrower's business, including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Issuance Request" is defined in Section 2.20.4.

     "Issuer" means First Chicago.

     "JFP" means Jeno F. Paulucci.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent referred to, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Cash Collateral Account" is defined in Section 8.1. Such account and the related cash collateralization shall be subject to documentation satisfactory to the Agent.

     "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Reimbursement Agreements and the other documents and agreements contemplated hereby and executed by the Borrower or any Subsidiary in favor of the Agent or any Lender.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or other), performance, results of operations, or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Measurement Period" means, at any Applicable Measurement Date, the thirteen (13) Accounting Periods ending on such date.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Available Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of the Indebtedness (other than the Obligations) secured by a Lien on the asset or assets that were the subject of such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Agreement Accounting Principles.

     "Net Income" means, for any computation period, cumulative net income of the Borrower earned during such period as determined in accordance with Agreement Accounting Principles.

     "Note" means a promissory note in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents or under any Rate Swap Agreement entered into between the Borrower and any Lender.

     "Operating Lease Payment" means rent and any other payments made pursuant to any lease of (or other agreement conveying the right to use) real and/or personal property other than a Capitalized Lease.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro-Rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances and Facility Letter of Credit Obligations.

     "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Purchasers" is defined in Section 12.3.1.

     "Quarterly Measurement Date" means the last day of the fourth, seventh, tenth and thirteenth Accounting Periods in each fiscal year of the Borrower.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Rate Swap Agreements" means interest rate swap, exchange, cap, hedging or similar interest rate protection agreements permitted hereunder in form and substance and, where applicable with swap parties, acceptable to the Agent.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuer may from time to time employ in the ordinary course of business.

     "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Issuer and/or the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuer and/or the Agent under or in respect of draws made under the Facility Letters of Credit.

     "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property, including without limitation Capitalized Leases having an original term (including any required renewals) of one year or more.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, the sum of (a) the aggregate unpaid principal amount of the outstanding Loans plus (b) the aggregate amount of the outstanding Facility Letter of Credit Obligations; provided, however, that the required percentage shall be 100% so long as (i) there are not more than two Lenders and (ii) each such Lender has
(A) twenty-five percent (25%) or more of the Aggregate Commitment then in effect or (B) if the Aggregate Commitment has been terminated, twenty-five percent (25%) or more of the sum of (x) the aggregate unpaid principal amount of the outstanding Loans plus (y) the aggregate amount of the outstanding Facility Letter of Credit Obligations.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Restatement Date" means February 4, 1999.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security Agreement" means that certain Security Agreement, dated as of the date hereof, duly executed and delivered by the Borrower in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Security Documents" means, collectively, (a) the Security Agreement, (b) the Intellectual Property Assignment and (c) all other security agreements, patent and trademark assignments, guarantees and other similar agreements between the Borrower or any Subsidiary and the Lenders or the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "Senior Subordinated Debt Documents" means the Senior Subordinated Indenture, the Senior Subordinated Notes and the other documents and instruments executed and delivered in connection therewith.

     "Senior Subordinated Indenture" means that certain Senior Subordinated Note Indenture, dated as of February 4, 1999, between the Borrower and U.S. Bank Trust National Association, as trustee.

     "Senior Subordinated Notes" means those certain $100,000,000 Luigino's, Inc. 10% Senior Subordinated Notes of the Borrower due 2006.

     "Shareholder Loan" means each loan or advance made by the Borrower to JFP prior to the date hereof; provided, however, that accrued interest on any Shareholder Loan which is added to the outstanding principal balance thereof shall not constitute a loan or advance for purposes of this definition.

     "Shareholder Note" means each note heretofore or hereafter executed and delivered by JFP payable to the order of the Borrower to evidence a Shareholder Loan.

     "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

     "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person as a going concern is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and
(c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required

Lenders and shall include, in the case of the Borrower, the Indebtedness of the Borrower under the Senior Subordinated Notes.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the Net Income of the Borrower and its Subsidiaries for the 12-month period ending as of the end of the quarter next preceding the date of determination.

     "Tax Distributions" means, for any period, an amount equal to the federal and state income tax liability of the Borrower's shareholders arising from their respective allocable share of the Borrower's taxable income for such period so long as the Borrower has made an effective election to be treated as an "S" Corporation under Code Section 1361(a)(i) and shall be computed on the basis of the highest marginal combined tax rate possible under the Code and applicable state law for the applicable year; provided, however, that if, for any of the Borrower's fiscal years, the amount of the Tax Distributions calculated in accordance with this definition exceeds 45% of the Borrower's taxable income, then the Borrower shall provide the Agent and the Lenders with information showing the actual tax liability relating to the Borrower's taxable income (assuming that such shareholder's allocable share of the Borrower's taxable income is taxed at such shareholder's actual marginal tax rate) of the shareholder of the Borrower which owns at least 10% of the Borrower's issued and outstanding capital stock and which has the highest marginal tax rate and the amount of the Tax Distributions shall be limited to such marginal rate.

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

     "UCC" means the Illinois Uniform Commercial Code as amended or modified and in effect from time to time.

     "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications of the Borrower and its Subsidiaries to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries.

     "Year 2000 Program" is defined in Section 5.23.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE CREDITS

      2.1 Advances. Subject to the terms of the Existing Credit Agreement, the Lenders party thereto established in favor of the Borrower, and the Lenders hereby continue, a revolving credit facility pursuant to which, and upon the terms and subject to the following conditions:

          (a) From and including the date hereof to but excluding the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Pro-Rata share of the Aggregate Available Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to the Facility Termination Date.

          (b) The Borrower hereby agrees that if at any time as a result of reductions in the Aggregate Commitment pursuant to Section 2.7 or otherwise, the aggregate balance of the sum of the Loans and the Facility Letter of Credit Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of all outstanding Loans, then the Borrower shall cash collateralize the Facility Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

          (c) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by the Notes. Although the Notes shall be dated the Restatement Date, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Note shall be equal to the applicable Lender's Commitment, each Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loan at the time evidenced thereby.

          (d) All outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

          (e) Upon the effectiveness of this Agreement pursuant to Section 4.1, each Revolving Credit Advance which is then outstanding under the Existing Credit Agreement shall be deemed an Advance outstanding under this Agreement.

      2.2 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

      2.3 Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

      2.4 Commitment Fee; Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Fee Rate times the daily average unutilized portion (with Facility Letters of Credit being deemed usage) of the Commitment of such Lender from the Restatement Date to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances, plus (ii) the aggregate amount of the outstanding Facility Letter of Credit Obligations. Such reductions shall be in addition to reductions occurring pursuant to Section 2.7.

      2.5 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof); provided, however, that (a) any Floating Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

      2.6 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances. Subject to Section 3.4 and upon three Business Days prior notice to the Agent, a Eurodollar Advance may be paid prior to the last day of the applicable Interest Period in a minimum amount of $1,000,000 or an integral multiple thereof.

      2.7 Mandatory Commitment Reductions. (a) The Aggregate Commitment shall be automatically and permanently reduced 360 days after the receipt by the Borrower or any Subsidiary of the Net Available Proceeds of any Asset Disposition, by an amount equal to 100% of the aggregate Net Available Proceeds in excess of $500,000 realized upon all Asset Dispositions in any fiscal year of the Borrower; provided, however, that a reduction of the Aggregate Commitment shall not be made under this Section 2.7(a) to the extent, within 360 days after the receipt of such Net Available Proceeds, the Borrower applies such Net Available Proceeds towards the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Borrower was engaged in on the Restatement Date.

          (b) Within 360 days after the receipt by the Borrower or any Subsidiary of the Net Available Proceeds of any Asset Disposition, the Borrower shall repay the Loans in an amount equal to the lesser of (i) the outstanding principal amount of Loans and (ii) the amount of such reduction; provided, however, that a prepayment shall not be required to be made under this Section 2.7(b) to the extent, within 360 days after the receipt of such Net Available Proceeds, the Borrower applies such Net Available Proceeds towards the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Borrower was engaged in on the Restatement Date.

      2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each

Floating Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

           (a) the Borrowing Date of such Advance, which shall be a Business
     Day;

           (b) the aggregate amount of such Advance;

           (c) the Type of Advance selected; and

           (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of
Section 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) on the date of such conversion or continuation, in the case of a conversion into a Floating Rate Advance, or at least three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

           (a) the requested date of such conversion or continuation, which shall be a Business Day;

           (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

     2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.1(d).

     2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Eurodollar Advance and Floating Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the rate otherwise applicable plus two percent (2%) per annum; provided, however, that such increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.

     2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

     2.13 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three- month interval during such Interest Period. Interest on Eurodollar Advances and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365 or 366 day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15 Notification of Advances, Interest Rates, Prepayments, Commitment Reductions and Issuance Requests. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/ Continuation Notice, Issuance Request and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 Taxes. (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on the Agent or any Lender by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 2.18. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

     (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. A Lender which fails to comply with the first sentence of this Section shall not be entitled to reimbursement by the Borrower of Non-Excluded Taxes which would otherwise not be payable by such Lender.

     2.19 Agent's Fees. The Borrower shall pay to the Agent those fees, in addition to the commitment fees referenced in Section 2.4(a), in the amounts and at the times separately agreed to between the Agent and the Borrower by letter dated January 5, 1999.

     2.20 Facility Letters of Credit.

          2.20.1 Issuance of Facility Letters of Credit. (a) From and after the date hereof, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Facility Letters of Credit; provided, however, that the Issuer shall not be under any obligation to issue, and shall not issue, any Facility Letter of Credit if (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Facility Letters of Credit in particular or shall impose upon the Issuer with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it;
     (ii) one or more of the conditions to such issuance contained in Section
     4.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit.

          (b) In no event shall: (i) the aggregate amount of the Facility Letter of Credit Obligations at any time exceed the Facility Letter of Credit Sublimit; (ii) the sum at any time of (A) the aggregate amount of Facility Letter of Credit Obligations and (B) the aggregate principal balance of outstanding Advances exceed the amount of the Aggregate Commitment; or
     (iii) the expiration date of any Facility Letter of Credit (including, without limitation, Facility Letters of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by the Borrower or the Issuer), or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than five Business Days prior to the Facility Termination Date.

          2.20.2 Participating Interests. Immediately upon the issuance by the Issuer of a Facility Letter of Credit in accordance with Section 2.20.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its Pro-Rata share of the Aggregate Commitment of the face amount of such Facility Letter of Credit and each draw paid by the Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Facility Letters of Credit, absent gross negligence or willful misconduct by the Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

          2.20.3 Facility Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to pay to the Issuer of a Facility Letter of Credit (i) on each date that any amount is drawn under each Facility Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.20.6 or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 2.20.3 until payment in full at the Floating Rate plus the margin specified in Section 2.11. The Borrower agrees to pay to the Issuer the amount of all Facility Letter of Credit Reimbursement Obligations owing in respect of any Facility Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Facility Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith complies on its face with the terms of the applicable Facility Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

          (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Facility Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Facility Letter of Credit Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Floating Rate Advance under this Agreement in a principal amount equal to such unreimbursed Facility Letter of Credit Reimbursement Obligations. The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.5 and 4.2, each Lender shall make available to the Agent its Loan in the manner prescribed for Floating Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the Issuer for the account of the Borrower in satisfaction of such unreimbursed Facility Letter of Credit Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Floating Rate Advance.

          (c) If the Issuer makes a payment on account of any Facility Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason a Floating Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Facility Letter of Credit Obligations, which shall be an amount equal to such Lender's Pro-Rata share of such payment. Each Lender shall, upon demand by the Issuer, pay the Issuer interest on such Lender's Pro-Rata share of such draw from the date of payment by the Issuer on account of such Facility Letter of Credit until the date of delivery of such funds to the Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Facility Letters of Credit.

          (d) At any time after the Issuer has made a payment on account of any Facility Letter of Credit and has received from any other Lender such Lender's Pro-Rata share of such payment, such Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Loan Document but excluding any transfer of funds from any other Lender pursuant to Section 2.20.3(b)), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time such Issuer has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the receipt by the Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Lender, but without interest to the extent that interest is not payable by the Issuer in connection therewith.

          2.20.4 Procedure for Issuance. Prior to the issuance of each Facility Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Issuer (with a copy to the Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility Letter of Credit shall be reasonably satisfactory to the Issuer. Each Facility Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Issuer by telecopy, telex or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 2.20.1(b), and shall specify therein (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be a Business Day which is at least five Business Days prior to the Facility Termination Date, (iv) the entity for whose benefit the requested Facility Letter of Credit is to be issued, which shall be the Borrower or a Subsidiary, which are outstanding and which will be outstanding after giving effect to the requested Facility Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of Section 2.20.1 and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. In addition, any amendment of an existing Facility Letter of Credit shall be deemed to be an issuance of a new Facility Letter of Credit and shall be subject to the requirements set forth above. The Issuer shall give the Agent prompt written notice of the issuance of any Facility Letter of Credit.

          2.20.5 Nature of the Lenders' Obligations. (a) As between the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
     (iii) the failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in the interpretation of technical terms; (vi) the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer; provided, however, that neither the Agent, the Issuer nor any Lender shall be absolved by the foregoing for responsibility for its own gross negligence or willful misconduct.

          (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith and absent gross negligence or willful misconduct by the Issuer, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer or any such Person.

          2.20.6 Facility Letter of Credit Fees. The Borrower hereby agrees to pay to the Agent for the account of the Issuer or the Lenders, as applicable, letter of credit fees with respect to each Facility Letter of Credit from and including the date of issuance thereof until the date such Facility Letter of Credit is fully drawn, canceled or expired, (a) for the account of the Issuer, computed at such rate as may be agreed upon between the Issuer and the Borrower, on the aggregate initial face amount of such Facility Letter of Credit payable on the date of issuance, and (b) for the ratable account of the Lenders, equal to a percentage equal to the Applicable Margin for Eurodollar Loans of the aggregate amount from time to time available to be drawn on such Facility Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on the Payment Date in each year and upon the expiration, cancellation or utilization in full of such Facility Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Issuer any other fees customarily charged by it in respect of Letters of Credit issued by it.

          2.20.7 Effectiveness of Existing Letters of Credit. Upon the effectiveness of this Agreement, notwithstanding any contrary provision contained in this Agreement or any other Loan Document (a) each Letter of Credit which is then outstanding under the Existing Credit Agreement and identified on Schedule 2.20 hereto (each, an "Existing Letter of Credit") shall be deemed a Facility Letter of Credit issued and outstanding under this Agreement in accordance with Section 2.20, (b) for purposes of this Agreement and the other Loan Documents, U.S. Bank National Association, in its individual capacity, shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse, representation or warranty, an undivided participation interest equal to its pro-rata share of the face amount of each Existing Letter of Credit and each draw paid by such Issuer thereunder.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

     3.1 Yield Protection. If, after the Closing Date, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

     (a) subjects such Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of such Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to such Lender or Lending Installation in respect of its Loans, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

     (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (c) imposes any other condition the result of which is to increase the cost to such Lender or any applicable Lending Installation of making, funding or maintaining Loans or issuing Facility Letters of Credit or reduces any amount receivable by such Lender or any applicable Lending Installation in connection with any Loans or Facility Letters of Credit, or requires such Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within 20 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its interest in the Facility Letters of Credit and its Commitment.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit or its obligation to make Loans or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the Closing Date in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the Closing Date and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the Closing Date.

     3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Eurodollar Advance does not accurately or fairly reflect the cost of making or maintaining such Eurodollar Advance, then the Agent shall suspend the availability of the affected Eurodollar Advance until such circumstance no longer exists and require any Eurodollar Advances of the affected Type to be repaid. In such event the Lenders and the Borrower shall in good faith negotiate towards establishing an alternate interest rate.

     3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance as set forth in Lender's written claim therefor as described in Section 3.5.

     3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement. The Borrower shall not be required to indemnify any Lender pursuant to Section 3.1 or 3.2 for any amounts paid or losses incurred by such Lender as to which such Lender has not made demand hereunder within 180 days after the date such Lender has actual knowledge of such amounts or losses and their applicability to the lending transactions contemplated hereby.

     3.6 Substitution of Lenders. Any Lender claiming any additional amounts payable pursuant to Section 3.1 or 3.2 shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other business lender selected by the Borrower and reasonably acceptable to the Agent that has agreed not to claim any additional amounts under Section 3.1 or 3.2 with respect to some or all of the costs or regulatory charges that gave rise to such assigning Lender's claim for such compensation, in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Notes held by such assigning Lender and (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1 Effectiveness of This Agreement. The amendments to the Existing Credit Agreement embodied in this Agreement shall not be effective (in which case the Existing Credit Agreement shall remain in full force and effect) and the Lenders shall have no obligation to make Advances hereunder and the Issuer shall have no obligation to issue any Facility Letter of Credit hereunder unless and until the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

     (a) Charter Documents; Good Standing Certificates. Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

     (b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

     (c) Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (d) Officer's Certificate. A certificate, dated the initial Borrowing Date signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on the Restatement Date no Default or Unmatured Default has occurred and is continuing; (ii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the Restatement Date (both before and after giving effect to the transactions under the Loan Documents and the Senior Subordinated Debt Documents (collectively, the "Closing Transactions")); and (iii) since January 4, 1998, no event or change has occurred that has caused or evidences a Material Adverse Effect.

     (e) Legal Opinions. A written opinion of Dorsey & Whitney LLP, counsel to the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

     (f) Notes. Notes payable to the order of each of the Lenders duly executed by the Borrower.

     (g) Loan Documents. Executed originals of this Agreement and each of the Loan Documents executed in connection herewith, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

     (h) Solvency Certificate. A written solvency certificate from the chief financial officer of the Borrower in form and content satisfactory to the Agent, dated the Restatement Date, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Borrower on a consolidated basis.

     (i) Payment of Term Loans. All principal, interest and other amounts due under the Existing Credit Agreement with respect to Term Loan A and Term Loan B thereunder shall have been paid in full, and the Borrower shall have executed and delivered to the Agent such documents as the Agent shall require in connection therewith.

     (j) Year 2000 Information. Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program.

     (k) Senior Subordinated Notes.

          (i) The Borrower shall have delivered to the Agent complete and correct copies of the Senior Subordinated Debt Documents, which Senior Subordinated Debt Documents shall be in form and substance acceptable to the Agent and the Required Lenders.

          (ii) The Senior Subordinated Notes shall have been issued substantially simultaneously herewith in accordance with the Senior Subordinated Debt Documents and all applicable laws.

          (iii) The Borrower shall have received at least $90 million in gross proceeds from the issuance of the Senior Subordinated Notes.

          (iv) The Senior Subordinated Notes shall have been subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

     (l) State of Ohio Default. Evidence satisfactory to the Agent that the State of Ohio has waived compliance for the Borrower's fiscal year 1998 with the net worth covenant under the loan agreements between the Borrower and the State of Ohio.

     (m) Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses due under the Existing Credit Agreement including, but not limited to, all accrued and unpaid Commitment Fees (as defined in the Existing Credit Agreement).

     (n) Other. Such other documents as the Agent, any Lender or their ----- counsel may have reasonably requested.

     4.2 Each Future Advance and Facility Letter of Credit. The Lenders shall not be required to make any Advance and the Issuer shall not be obligated to issue any future Facility Letter of Credit unless on the applicable Borrowing
Date:

     (a) There exists no Default or Unmatured Default and none would result from such Advance or issuance of such Facility Letter of Credit;

     (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

     (c) A Borrowing Notice or Issuance Request, as applicable, shall have been properly submitted; and

     (d) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance and each Issuance Request with respect to each such Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in
Section 4.2 have been satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1 Corporate Existence and Standing. Each of the Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its material business is conducted or proposed to be conducted.

     5.2 Authorization and Validity. The Borrower has all requisite power and authority (corporate and otherwise) and legal right (a) to execute and deliver (or file, as the case may be) each of the Loan Documents and to perform its obligations thereunder and (b) to assign, pledge and grant a pledge of and security interest in the Collateral which it owns in the manner and for the purpose contemplated in any of the Loan Documents to which it is a party. The execution and delivery (or filing, as the case may be) by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3 Compliance with Laws and Contracts. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans and the Facility Letters of Credit, the consummation of any transaction contemplated in the Loan Documents nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, and created under, the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the Restatement Date and are disclosed on Schedule 5.3.

     5.4 Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents the application of the proceeds of the Loans or the Facility Letters of Credit or any other transaction contemplated in the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such

Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

     5.5 Financial Statements. The Borrower has heretofore furnished to each of the Lenders (a) the January 4, 1998 audited consolidated financial statements of the Borrower and its Subsidiaries, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through October 11, 1998 (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.6 Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance, prospects or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since January 4, 1998.

     5.7 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable foreign, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

     5.8 Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans, or the issuance of Facility Letters of Credit under this Agreement. Neither the Borrower nor any Subsidiary has any material contingent obligations except as set forth on Schedule 5.8.

     5.9 Capitalization. Schedule 5.9 hereto contains an accurate description of the Borrower's capitalization as of the Restatement Date after giving effect to the Closing Transactions. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. As of the Restatement Date the Borrower has no Subsidiaries and, except as set forth on Schedule 5.9, does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person.

     5.10 ERISA. Except as disclosed on Schedule 5.10, neither the Borrower nor any other member of the Controlled Group maintains any Single Employer Plans, and no Single Employer Plan has any Unfunded Liability. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

     5.11 Defaults. No Default or Unmatured Default has occurred and is continuing.

     5.12 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. Neither the making of any Advance or issuance of any Facility Letters of Credit hereunder, the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

     5.13 Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

     5.14 Certain Fees. No broker's or finder's fee or commission was, is or will be payable by the Borrower with respect to any of the transactions contemplated by this Agreement. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability.

     5.15 Solvency. As of the Restatement Date, after giving effect to the consummation of the Closing Transactions and the payment of all fees, costs and expenses payable by the Borrower with respect to thereto, the Borrower is Solvent.

     5.16 Ownership of Properties. Except as set forth on Schedule 5.16 hereto, the Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by
Section 6.18 or by any of the other Loan Documents, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the Restatement Date. Schedule 5.16 hereto contains a true, complete and accurate list of all real property owned or leased by the Borrower on the Restatement Date and indicates whether such property is owned or leased. To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

     5.17 Security. The provisions of the Security Documents are effective to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable Lien (which priority is subject only to prior Liens permitted by such agreements) upon all right, title and interest of the Borrower in any and all of the Collateral described therein.

     5.18 Indebtedness. Attached hereto as Schedule 5.18 is a complete and correct list of all Indebtedness of the Borrower outstanding on the Restatement Date (other than Indebtedness in a principal amount not exceeding $100,000 for a single item of Indebtedness and $500,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the Closing Transactions.

     5.19 Employee Controversies. There are no strikes, work stoppages or controversies pending or threatened between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.20 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower,
(c) repay loans or advances from the Borrower or (d) grant Liens to the Agent to secure the Obligations. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.21 Environmental Laws. Except as disclosed on Schedule 5.21, there are no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "Proceeding") known to the Borrower, whether pending or threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against the Borrower or any of its Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. As of the Restatement Date, there are no Proceedings pending, or to the Borrower's knowledge threatened, except as disclosed on Schedule 5.21. Neither the Borrower nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently or formerly, legally or beneficially owned or operated by the Borrower or any Subsidiary or on or under real property to which the Borrower or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials, which release could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no real property currently or formerly owned or operated by the Borrower or any Subsidiary has ever been used as a dump or disposal site or as a treatment or storage site for Hazardous Materials. The Borrower and each of its Subsidiaries have obtained and are in compliance in all material respects with all material permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials. To the knowledge of the Borrower, no asbestos containing materials, polychlorinated biphenyls or underground storage tanks are or have been located in, on or under real property owned or operated by the Borrower or any of its Subsidiaries. As of the Restatement Date, the Borrower and its Subsidiaries do not have liabilities exceeding $100,000 in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials, and to the Borrower's knowledge, no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials. The operation and production of the Borrower and its Subsidiaries to the Borrower's knowledge will not be materially impacted or affected by the compliance by any such Person with existing applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.

     5.22 Insurance. Schedule 5.22 completely and accurately summarizes the property and casualty insurance in existence and carried by the Borrower and its Subsidiaries, and such insurance is adequate to protect the Borrower and its Subsidiaries. The summary on Schedule 5.22 includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.23 Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     5.24 Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness including, without limitation, the Senior Subordinated Notes.

     5.25 Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary in writing to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement, when taken as a whole, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

     (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower, consisting of at least statements of operations and retained earnings, cash flows, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lenders, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

     (b) As soon as available and in any event within 30 days after the end of each Accounting Period of each fiscal year, a copy of the unaudited financial statement of the Borrower prepared in a manner consistent with the form of current period statements being prepared by the Borrower as of the Restatement Date, signed by the Borrower's chief financial officer, consisting of at least statements of operations and retained earnings and cash flows for the Borrower for such Accounting Period and for the period from the beginning of such fiscal year to the end of such Accounting Period, and a balance sheet of the Borrower as at the end of such Accounting Period.


     (c) Together with the financial statements required under Section 6.1(b) for each Accounting Period ending on a Quarterly Measurement Date, a compliance certificate in the form of Exhibit B attached hereto (a "Compliance Certificate"), signed by the chief financial officer of the Borrower stating that as of the last date of each such period there did not exist any Default or Unmatured Default or, if such Default or Unmatured Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto and demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial covenants contained in Section 6.27.

     (d) Immediately upon becoming aware of any Default or Unmatured Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

     (e) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

     (f) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against the Borrower or any of its property which, if determined adversely to the Borrower, would constitute an Adverse Event, or the rendering of a judgment or decision in such litigation or proceeding which constitutes an Adverse Event, and the steps being taken by the Borrower with respect thereto.

     (g) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters: (i) in which an adverse determination or result could result in the revocation of or have a Material Adverse Effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower which are material to the operations of the Borrower; or (ii) which will or could reasonably be expected to have a Material Adverse Effect.

     (h) By not later than January 31 of each year, projections for the Borrower's then current fiscal year consisting of monthly balance sheets and monthly and year-to-date income statements together with the assumptions underlying such projections certified by the Borrower's chief financial officer or treasurer as being the most probable course of the Borrower's business based on such assumptions.

     (i) Within 10 days after the filing thereof, a copy of the Borrower's "U.S. Income Tax Return for an S Corporation" and related Schedules K-1 for the immediately preceding calendar year.

     (j) Together with the financial statements required under Section 6.1(a) for each fiscal year of Borrower, a compliance certificate (the "ADP Compliance Certificate") signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with the Cash Flow Leverage Ratio covenant contained in Section 6.27.1.

     (k) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Agent may reasonably request.

     6.2 Use of Proceeds. The Borrower will use the proceeds of the Advances to meet the working capital and general corporate needs of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances or any Facility Letters of Credit to (a) purchase or carry any "Margin Stock" or (b) to finance the Purchase of any Person which has not been approved and recommended by the Board of Directors (or functional equivalent thereof) of such Person.

     6.3 Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) of any other event or development, financial or other (including, without limitation, developments with respect to Year 2000 Issues), relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

     6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

     6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9 Inspection. Upon reasonable notice, the Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Inventory or other Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

     6.10 Capital Stock and Dividends. The Borrower will not, nor will it permit any Subsidiary to, (a) issue any preferred stock, other capital stock (other than common stock) or any equity securities of any Subsidiary of any kind, or
(b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) so long as no Default under Section 7.2 or Unmatured Default under Section 7.2 is pending before or after giving effect to the declaration or payment of such dividends or repurchase or redemption of such stock, the Borrower may make Tax Distributions up to the maximum amount permitted by the definition of Tax Distributions, (iii) so long as no Default or Unmatured Default is pending before or after giving effect to the declaration or payment of such dividends or repurchase or redemption of such stock, the Borrower may declare and pay dividends to its shareholders or redeem or repurchase its stock in an amount not in excess of the Dividend Availability Amount at the time of such declaration or payment, and (iv) on the Restatement Date the Borrower may pay dividends aggregating up to $15,000,000. Tax Distributions may be paid in estimated quarterly installments contemporaneously with the Borrower's shareholders' obligations to pay estimated income taxes based upon the Borrower's income through the end of its fiscal quarter immediately preceding such tax installment's due date and also contemporaneously with any such shareholder's filing of his or her federal and state income tax returns if the estimated Tax Distributions paid for any of the Borrower's fiscal years are not sufficient to pay such shareholder's actual income tax liability arising from such shareholder's share of the Borrower's income for such fiscal year as disclosed by copies of the Borrower's tax returns and related Schedules K-1 for such fiscal year delivered to the Lenders pursuant to this Agreement; provided, however, that if the Tax Distributions actually paid with respect to any of the Borrower's fiscal years exceed the Tax Distributions permitted by this Section based upon the Borrower's actual taxable net income as disclosed by copies of such tax returns and schedules described above, then the Borrower shall either (x) reduce by such excess amount the amount of the immediately following Tax Distributions in the order of their payment dates so long as (i) no Unmatured Default under Section 7.2 has occurred prior to the Tax Distribution to be reduced, and (ii) the Facility Termination Date will not occur prior to the Tax Distribution to be reduced, or (y) immediately recover the excess amount from the recipient and not pay any further Tax Distribution to any person until such excess amount is recovered if any of the events described in clause (x)(i) or (ii) is applicable.

     6.11 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (a) the Loans;

     (b) Indebtedness existing on the Restatement Date and described in Schedule
5.18 hereto;

     (c) Rate Hedging Obligations in respect of Rate Swap Agreements with notional amounts not to exceed $5,000,000 in the aggregate;

     (d) purchase money or other Indebtedness of up to $5,000,000 in aggregate outstanding principal amount incurred by the Borrower in connection with Capital Expenditures permitted under this Agreement;

     (e) the Indebtedness evidenced by the Senior Subordinated Notes; and

     (f) other Indebtedness at no time exceeding $1,000,000 in the aggregate principal amount.

     6.12 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist and be continuing, and (c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.

     6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of inventory in the ordinary course of business, (b) disposition of obsolete or unusable equipment, (c) disposition of Collateral as permitted under the Security Documents, and (d) leases, sales, transfers or other dispositions of its Property (other than Collateral) that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory sold in the ordinary course of business) as permitted by this Section 6.13 since the Restatement Date, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.14 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any Accounts or notes receivable, with or without recourse.

     6.15 Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

     6.16 Investments and Purchases. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

     (a) Short-term obligations of, or fully guaranteed by, the United States of America;

     (b) Commercial paper rated A-l or better by Standard and Poor's Corporation or P-l or better by Moody's Investors Service, Inc.;

     (c) Demand deposit accounts maintained in the ordinary course of business;

     (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

     (e) Existing Investments in Subsidiaries and other Investments in existence on the Restatement Date and described in Schedule 6.16 hereto;

     (f) Shares of stock or other securities received in settlement of claims arising in the ordinary course of business;

     (g) Shareholder Loans existing on the date hereof and other Shareholder Loans which, together with the amount of dividends permitted under Section 6.10(iii) hereof shall not exceed the amount of dividends permitted under
Section 6.10(iii);

     (h) Other Investments up to an aggregate amount not in excess of $250,000;

     (i) Other Purchases up to an aggregate amount not to exceed $1,500,000; and

     (j) Purchases other than those referred to in clause (i) above up to an aggregate amount not to exceed $3,500,000; provided, however, that at least 5 Business Days before any such Purchase, the Borrower shall submit to the Agent satisfactory evidence of pro forma compliance (after giving effect to such Purchase) with Section 6.27 hereof for the four most recently ended fiscal quarters of the Borrower.

     6.17 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except for (a) Contingent Obligations in respect of Facility Letters of Credit, (b) Contingent Obligations of Subsidiaries in respect of the Senior Subordinated Notes and (c) Contingent Obligations of Subsidiaries under
Section 6.30 in respect of the Obligations.

     6.18 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

     (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

     (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

     (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or materially interfere with the use thereof in the business of the Borrower or the Subsidiaries;

     (e) Liens existing on the Restatement Date and described in Schedule 6.18 hereto;

     (f) Liens in favor of the Agent or the Lenders granted pursuant to any Security Documents;

     (g) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of indemnity, performance or other similar bonds in the ordinary course of business;

     (h) Purchase money Liens and Liens created in connection with Capitalized Lease Obligations which are incurred in the ordinary course of business secure Indebtedness incurred in connection with permitted Capital Expenditures; provided, that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000; and

     (i) Other Liens securing aggregate principal Indebtedness at no time exceeding $250,000.

     6.19 Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend for, Capital Expenditures (including, without limitation, for the acquisition of fixed assets) on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries more than (a) $10,000,000 in the Borrower's fiscal year 1999 (excluding Capital Expenditures made by the Borrower in connection with the Borrower's buyback of that certain Lease Agreement (Equipment), dated as of August 4, 1994, between FBS Business Finance Corporation, as lessor, and the Borrower, as lessee), or
(b) $12,000,000 in any fiscal year of the Borrower occurring after fiscal year 1999.

     6.20 Lease Rentals. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals (exclusive of any obligations for Rentals in existence on the date hereof and extensions and renewals thereof) in excess of $1,000,000 payable during any one of the Borrower's fiscal years on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

     6.21 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.22 Subordinated Indebtedness; Other Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness (including, without limitation, the Senior Subordinated Debt Documents), or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness (including, without limitation, the Senior Subordinated Notes). The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date when due (other than the Loans) while a Default or Unmatured Default has occurred and is continuing.

     6.23 Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the reasonable request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     6.24 Environmental Matters. The Borrower shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. In the event that the Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any real property, the Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, except when the Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary and appropriate reserves therefor have been established. If the Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries, or any material liability arising thereunder or related to a Release of Hazardous Materials on any real property owned, leased or operated by the Borrower or any of its Subsidiaries or a Release on real property adjacent to such real property, then the Borrower shall, upon the request of the Agent or such Lender, provide the Agent and each Lender with all such reports, certificates, engineering studies and other written material or data relating thereto as the Agent or any Lender may reasonably require.

     6.25 Change in Corporate Structure; Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders

(provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its fiscal year.

     6.26 Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances, by the issuance of Facility Letters of Credit or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

     6.27 Financial Covenants. The Borrower shall not permit:

          6.27.1 Cash Flow Leverage Ratio. As of any Quarterly Measurement Date, the Cash Flow Leverage Ratio to be greater than the ratio specified in the following table for any Quarterly Measurement Date occurring in the specified period:

                       Period                             Ratio
                       ------                            -------

Beginning of first fiscal quarter of fiscal year 1999     4.75:1
through third Quarterly Measurement Date of fiscal year 2000

Beginning of fourth fiscal quarter of fiscal year 2000    4.25:1
and all times thereafter

          6.27.2 Interest Coverage Ratio. As of any Quarterly Measurement Date, the Interest Coverage Ratio to be less than the ratio specified in the following table for any Quarterly Measurement Date occurring in the specified period:

                       Period                             Ratio
                       ------                            -------

Beginning of first fiscal quarter of fiscal year 1999     1.50:1
through second Quarterly Measurement Date of fiscal year 1999

Third fiscal quarter of fiscal year 1999                  1.25:1

Fourth fiscal quarter of fiscal year 1999                 1.00:1

First fiscal quarter of fiscal year 2000                  1.50:1

Second fiscal quarter of fiscal year 2000                 2.00:1

Third fiscal quarter of fiscal year 2000                  2.25:1

Beginning of fourth fiscal quarter of fiscal year 2000    2.50:1
 and all times thereafter


          6.27.3 Fixed Charge Coverage Ratio. As of any Quarterly Measurement Date, the Fixed Charge Coverage Ratio to be less than the ratio specified in the following table for any Quarterly Measurement Date occurring in the specified period:

                       Period                             Ratio
                       ------                            -------

Beginning of fiscal year 1999 through fourth              1.25:1
 Quarterly Measurement Date of fiscal year 1999

Beginning of fiscal year 2000 and all times thereafter    1.50:1

     6.28 ERISA Compliance.

     With respect to any Plan, neither the Borrower nor any Subsidiary shall:

     (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $100,000 could be imposed;

     (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $100,000, whether or not waived, or permit any Unfunded Liability to exceed $100,000;

     (c) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $100,000;

     (d) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiple Employer Plan; or

     (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.29 Other Matters. Within sixty days after the date requested by the Agent, the Borrower shall provide the Agent with such landlord waivers and consents with respect to the Borrower's leased facilities (excluding public warehouses) as the Agent may reasonably request; provided that such period shall be extended with respect to the Borrower's "Plant A" in Jackson, Ohio as the Borrower may reasonably request.

     6.30 Subsidiary Guaranties and Personal Property Pledges. Effective upon any Person becoming a Subsidiary, the Borrower shall cause such Person to (i) execute and deliver to the Agent for the benefit of the Lenders a guaranty of the Obligations and (ii) pledge to the Agent for the benefit of the Lenders a first priority security interest in all personal property owned by such Person, all pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent; provided, that a foreign Subsidiary shall be required to provide the foregoing guaranty and pledge to the maximum amount which does not have adverse tax consequences upon the Borrower and is legally permissible. The Borrower shall promptly notify the Agent at any time at which a Person becomes a Subsidiary.

     6.31 Subsidiary Stock Pledge. Effective upon any Person becoming a Subsidiary, the Borrower shall pledge, or shall cause to be pledged, all of the stock or other equity interests thereof owned by the Borrower or any Subsidiary to the Agent for the benefit of the Lenders pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent; provided, that a foreign Subsidiary shall be required to provide the foregoing pledge to the maximum amount which does not have adverse tax consequences upon the Borrower and is legally permissible. The Borrower shall promptly notify the Agent at any time at which a Person becomes a Subsidiary.


                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made pursuant to Section
4.2 by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, any Facility Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     7.2 Nonpayment of (a) any principal of any Note or any Reimbursement Obligation when due, or (b) any interest upon any Note or any Commitment Fee or other fee or obligations under any of the Loan Documents within five days after the same becomes due.

     7.3 The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a) or Sections 6.10 through 6.29.

     7.4 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

     7.5 Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $1,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided, however, that unless and until such Indebtedness is accelerated, the breaches and defaults described on Schedule 7.5 hereto with respect to the Indebtedness therein described shall not constitute a Default or Unmatured Default hereunder.

     7.6 The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.9 The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $1,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10 Any Change in Control shall occur.

     7.11 The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

     7.12 Nonpayment by the Borrower of any Rate Hedging Obligation in excess of $1,000,000 or the breach by the Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any Rate Hedging Obligation.

     7.13 Any Security Document shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Security Document, or any Security Document shall fail to remain in full force or effect or any action shall be taken (other than by the Agent or the Lenders) to discontinue or to assert the invalidity or unenforceability of any Security Document.

     7.14 Without the consent of the Lenders, the subordination provisions of the Senior Subordinated Debt Documents are for any reason revoked or invalidated, or otherwise cease to be in full force and effect or the Obligations hereunder are for any reason subordinated or do not have the priority contemplated by this Agreement or such subordination provisions.

                                   ARTICLE VII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans or issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may by written notice to the Borrower terminate or suspend the obligations of the Lenders to make Loans or issue Facility Letters of Credit hereunder, or by written notice to the Borrower declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Facility Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Agent, the Borrower shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with First Chicago in the name of the Agent, for the ratable benefit of the Lenders and the Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent in certificates of deposit of First Chicago having a maturity not exceeding thirty days. Such funds shall be promptly applied by the Agent to reimburse the Issuer for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier cure of all Defaults shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

     8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

     (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

     (b) Reduce the percentage specified in the definition of Required Lenders;

     (c) Reduce the amount of or extend the date for the mandatory payments required under Section 2.7, or increase the amount of the Commitment of any Lender hereunder;

     (d) Extend the Facility Termination Date, permit any Facility Letter of Credit to have an expiry date beyond the Facility Termination Date; or reduce the amount or extend the time of any mandatory commitment reduction required by
Section 2.7;

     (e) Amend this Section 8.2;

     (f) Permit any assignment by the Borrower of its Obligations or its rights hereunder; or

     (g) Release of any material Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated; provided, that such representations and warranties shall relate solely to the date as of which made.

     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 Taxes. Any stamp, documentary or similar taxes, assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated January 5, 1999 in favor of First Chicago.

     9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7 Expenses; Indemnification. (a) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, amendment, modification or syndication of the Loan Documents and the monitoring of the Collateral. Without limiting the foregoing, the Borrower agrees to pay all of the Agent's costs, fees and expenses (including, without limitation, travel expenses and the cost of any allocated fees of internal auditors) incurred in connection with such inspections and audits of the Collateral. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder or the use or intended use of any Facility Letter of Credit, except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this
Section 9.7(a) shall survive the termination of this Agreement.

     (b) The Borrower shall indemnify, pay and hold the Agent and each Lender harmless from and against any and all losses, costs (including, without limitation, court costs and attorneys' fees), liabilities, injuries, expenses, claims and damages whatsoever incurred or suffered by or asserted against the Agent or such Lender by reason of any violation of any applicable Environmental Law for which the Borrower or any of its Subsidiaries is liable or which is related to any real estate owned, leased or operated by the Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup or response costs expended by reason of any such violation, or by reason of any breach of any representation, warranty or affirmative or negative covenant of this Agreement, including, without limitation, by reason of any matter disclosed in Schedule 5.21 hereto; provided, however, that, to the extent that the Borrower or any of its Subsidiaries is strictly liable under any such statute, order or regulation, the Borrower's obligation to the Agent and each Lender under this indemnity shall likewise be without regard to fault on the part of the Borrower or any of its Subsidiaries with respect to the violation of law which results in liability to the Agent or any Lender. The provisions of and undertakings and indemnification set out in this Section 9.7(b) shall survive the termination of this Agreement and the payment and satisfaction of the Obligations and shall continue to be the liability, obligation and indemnification of the Borrower, binding upon the Borrower.

     9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to the Borrower by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither the Borrower nor any other Person is entitled to rely thereon. The Borrower agrees that neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith.

     9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD

TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

     9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15 Disclosure. The Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.

     9.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent that it has taken such action.

     9.17 Release of Stock Pledge. The Borrower, the Agent and the Lenders hereby agree that, contemporaneously with the effectiveness of this Agreement, the Stock Pledge Agreement (as defined in the Existing Credit Agreement) shall be terminated and all Collateral pledged pursuant thereto shall be released by the Agent. The Agent shall deliver such Collateral by overnight courier as directed by JFP as soon as practicable after this Agreement becomes effective.

     9.18 Effect of Amendment and Restatement upon Security Documents. The Borrower hereby ratifies and reaffirms the terms of each Security Document executed and delivered in connection with the Existing Credit Agreement. Upon the effectiveness of this Agreement, each reference to the Existing Credit Agreement in each Security Document shall mean and be a reference to the Existing Credit Agreement as amended and restated hereby, and each reference to the "Obligations" in each Security Document shall mean and be a reference to the Obligations as herein defined. Except as specifically amended or waived above, all of the terms, conditions and covenants of the Security Documents shall remain unaltered and in full force and effect and shall be binding upon the Borrower in all respects and are hereby ratified and confirmed.

                                    ARTICLE X

                                   THE AGENT

     10.1 Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement, any Loan Document or any transaction contemplated hereby or thereby.

     10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.


     10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the

Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of resignation, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. Any successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due, and written notice of such setoff shall be promptly provided to the Borrower.

     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than its Pro-Rata share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                                   ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section
12.3. Notwithstanding clause (b) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2 Participations.

          12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Lender's interest in any Facility Letter of Credit Obligation, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (g) of Section 8.2.

          12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3 Assignments.

          12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that (a) in the case of an assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of $5,000,000 and (b) any such assignment shall include a ratable portion of the assigning Lender's Commitment and Loans. Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld. The consent of the Agent or the Borrower will not be required prior to an assignment becoming effective with respect to a Purchaser which is a Lender or an Affiliate thereof.

          12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting the relevant loan or commitment amount, as adjusted pursuant to such assignment and prior Notes so replaced shall be returned to the Borrower marked "Paid by Replacement".

     12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

     12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

                                   ARTICLE XII

                                    NOTICES

     13.1 Giving Notice. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

     13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                            [signature pages follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                         LUIGINO'S, INC.


                                         By: /s/ Joel C. Kozlak
                                             -------------------------------

                                         Print Name: Joel C. Kozlak
                                                     -----------------------

                                         Title: Chief Financial Officer
                                                ----------------------------

                                         Address:  Luigino's, Inc.
                                                   525 Lake Avenue S
                                                   Duluth, Minnesota 55802
                                                   Attn: Joel C. Kozlak

                                                   Telecopy:  (218) 723-5565
                                                   Telephone: (218) 723-5448

                                         with a copy to:

                                                   Dorsey & Whitney LLP
                                                   Pillsbury Center South
                                                   220 South 6th Street
                                                   Minneapolis, Minnesota
                                                   Attn: L. Joseph Genereux

                                                   Telecopy:  (612) 340-2643
                                                   Telephone: (612) 340-2888

Commitments:

$25,000,000                              THE FIRST NATIONAL BANK OF CHICAGO,
                                         Individually and as Agent


                                         By: /s/ Dennis J. Redpath
                                             -------------------------------

                                         Print Name: Dennis J. Redpath
                                                     -----------------------

                                         Title: Vice President
                                                ----------------------------

                                         Address: One First National Plaza
                                                  Chicago, Illinois  60670
                                                  Attn: J. Garland Smith

                                                  Telecopy:  (312) 732-1117
                                                  Telephone: (312) 732-2735

$25,000,000                              U.S. BANK NATIONAL ASSOCIATION
                                         (f/k/a FIRST BANK NATIONAL
                                            ASSOCIATION), Individually


                                         By: /s/ William J. Umscheid
                                             -------------------------------

                                         Print Name: William J. Umscheid
                                                     -----------------------

                                         Title: Vice President
                                                ----------------------------

                                         Address:  U.S. Bank Place
                                                   601 Second Avenue South
                                                   Minneapolis, MN  55402
                                                   Attn: William J. Umscheid

                                                   Telecopy:  (612) 973-0823
                                                   Telephone: (612) 973-0589


Aggregate Commitments:

$50,000,000.00